As filed with the Securities and Exchange Commission on   April 8, 1999.
                                               Registration No. 333-00471
   ----------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                          ------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                           ----------------------

                           RUBBERMAID INCORPORATED
           (Exact Name of Registrant as Specified in Its Charter)
                OHIO                               36-0628700
    (STATE OR OTHER JURISDICTION               (I.R.S. EMPLOYER
         OF INCORPORATION OR                  IDENTIFICATION NO.)
            ORGANIZATION)


           1147 AKRON ROAD                      JAMES A. MORGAN
      WOOSTER, OHIO 44691-6000                  1147 AKRON ROAD
           (216) 264-6464                   WOOSTER, OHIO 44691-6000
       (Address, Including Zip                   (216) 264-6464
     Code, and Telephone Number,    (Name, Address, Including Zip Code, and
       Including Area Code, of                 Telephone Number,
       Registrant's Principal      Including Area Code, of Agent for Service)
         Executive Offices)

                                 With Copies to:
                              Frederick L. Hartmann
                                 Andrea L. Horne
                              Schiff Hardin & Waite
                                 6600 Sears Tower
                             Chicago, Illinois 60606
                                 ----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   Not applicable.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the
   following box.





        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for
   the same offering.    ________________

        If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
   registration statement for the same offering.    _____________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

   ---------------------------------------------------------------------





        This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3 (Reg. No. 333-00471) (the "Registration Statement") of Rubbermaid Incorporated ("Rubbermaid") under which Rubbermaid registered up to $400,000,000 of senior debt securities. The Securities and Exchange Commission declared the Registration Statement effective on March 8, 1996.

        Rubbermaid has sold $150,000,000 of senior debt securities under the Registration Statement. Pursuant to this Post-Effective Amendment No. 1, Rubbermaid hereby deregisters the remaining unsold $250,000,000 of senior debt securities covered by the Registration Statement.





                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beloit, State of Wisconsin, on this 7th day of April, 1999.


                                      RUBBERMAID INCORPORATED
                                      (Registrant)


                                      By:    /s/ William T. Alldredge
                                           William T. Alldredge
                                           Vice President - Finance


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   SIGNATURE                TITLE                         DATE
   ---------                -----                         ----


   /s/ Thomas A. Ferguson, Jr.   President (Principal     April 7, 1999
        Thomas A. Ferguson, Jr.  Executive Officer)


   /s/ William T. Alldredge      Vice President -         April 7, 1999
        William T. Alldredge     Finance (Principal
                                 Financial and Accounting
                                 Officer)


   /s/ Dale L. Matschullat       Vice President -         April 7, 1999
        Dale L. Matschullat      General Counsel
                                 and Director


   /s/ Clarence R. Davenport     Vice President,          April 7, 1999
        Clarence R. Davenport    Treasurer, Assistant
                                 Secretary and Director


   /s/ Brett E. Gries            Director                  April 7, 1999
        Brett E. Gries